Exhibit 99.1

Media Contact:

Damon Elder

delder@ahinvestors.com

(949) 270-9207

Griffin-American Healthcare REIT II

Reports Fourth Quarter and Year End 2011 Results

NEWPORT BEACH, Calif. (March 19, 2012) – Griffin-American Healthcare REIT II, Inc. (formerly known as Grubb & Ellis Healthcare REIT II) today announced operating results for the company’s fourth quarter and year ended Dec. 31, 2011.

“Griffin-American Healthcare REIT II continued to perform exceptionally well during 2011, as our results clearly demonstrate,” said Danny Prosky, president and chief operating officer. “Our portfolio of healthcare-related real estate more than doubled compared to 2010 and, as a result, important financial metrics, such as modified funds from operations and net operating income, experienced exponential growth of approximately 500 percent and 400 percent, respectively, as compared to 2010.”

2011 Highlights and Recent Accomplishments

•

Completed fourth quarter and 2011 acquisitions totaling $7.8 million and $245.2 million, respectively, based on purchase price. The company’s portfolio grew approximately 127 percent during 2011, based on purchase price, from $193 million as of Dec. 31, 2010 to $439 million as of Dec. 31, 2011.

•

Declared and paid daily distributions in 2011 equal to an annualized rate of 6.5 percent to stockholders of record, based upon a $10.00 per share offering price. Announced an increase in the annualized distribution rate to 6.6 percent starting in 2012, based upon a $10.00 per share offering price, to be paid on a monthly basis during the first and second quarter of 2012. The company’s board of directors intends to continue to declare distributions on a quarterly basis.

•

The company’s property portfolio achieved an aggregate average occupancy of 96.1 percent as Dec. 31, 2011 and had leverage of 18.4 percent. The portfolio’s average remaining lease term was 9.7 years at the close of 2011, based on leases in effect as of Dec. 31, 2011.

•

Expanded its secured revolving line of credit with Bank of America, N.A. from $25 million to $45 million and established a line of credit with KeyBank National Association of $71.5 million that can be increased to $100 million upon meeting certain conditions.

•

Modified funds from operations, or MFFO, as defined by the Investment Program Association, or IPA, equaled $17.6 million in 2011, representing growth of more than 500 percent compared to $2.9 million in 2010. Funds from operations, or FFO, equaled approximately $9.0 million, compared with $(3.8) million during 2010. (Year-over-year growth in MFFO and FFO is primarily due to the acquisition of additional properties. Please see financial reconciliation tables and notes at the end of this release for more information regarding MFFO and FFO.)

•

Net operating income, or NOI, totaled approximately $32.1 million in 2011, representing an increase of approximately 396 percent over 2010 NOI of approximately $6.5 million. Net loss in 2011 was $5.8 million as compared to a loss of $7.4 million in 2010. (Year-over-year growth in NOI is primarily due to the acquisition of additional properties. Please see financial reconciliation tables and notes at the end of this release for more information regarding NOI and net loss.)

•

In November, the company terminated its sponsorship relationship with Grubb & Ellis Company and established a co-sponsorship relationship with American Healthcare Investors LLC and Griffin Capital Corporation. The transition of sponsorship was successfully completed in January 2012.

Fourth Quarter and Recent Acquisition Highlights

Continued to expand assets under management with accretive acquisitions:

•	In December, the company acquired Sierra Providence East Medical Plaza I in El Paso, Texas for approximately $7.8 million.

•	In January, the company acquired a portfolio of 11 skilled nursing facilities located in Georgia, Tennessee and Alabama for approximately $167 million.

•	In January, the company also acquired three medical office buildings in Florida, Georgia and South Carolina for an aggregate purchase price of $25.1 million.

•	Also in January, the company acquired Spokane Integrated Medical Plaza for a purchase price of $32.5 million.

•	In total, the company has completed more than $224.1 million in acquisitions subsequent to the close of the fourth quarter.

“We couldn’t be more pleased with our results for 2011,” said Jeff Hanson, chairman and chief executive officer. “We are raising more equity each quarter and deploying it efficiently by acquiring assets that are immediately accretive and support our distribution rate. We are meeting or exceeding nearly all of our projections for performance and are clearly executing in accordance with our vision to build and manage the finest performing non-traded REIT in the country.”

FINANCIAL TABLES AND NOTES FOLLOW

GRIFFIN-AMERICAN HEALTHCARE REIT II, INC.

(FORMERLY KNOWN AS GRUBB & ELLIS HEALTHCARE REIT II, INC.)

CONSOLIDATED BALANCE SHEETS

As of December 31, 2011 and 2010

	September 30,	September 30,
	December 31,
	2011	2010
ASSETS
Real estate investments:
Operating properties, net	$369,317,000	$163,335,000
Cash and cash equivalents	44,682,000	6,018,000
Accounts and other receivables, net	1,763,000	241,000
Accounts receivable due from affiliate	121,000	—
Restricted cash	2,289,000	2,816,000
Real estate and escrow deposits	7,550,000	649,000
Identified intangible assets, net	66,115,000	28,568,000
Other assets, net	7,315,000	2,369,000

Total assets	$499,152,000	$203,996,000

LIABILITIES AND EQUITY
Liabilities:
Mortgage loans payable, net	$80,466,000	$58,331,000
Lines of credit	—	11,800,000
Accounts payable and accrued liabilities	7,703,000	3,356,000
Accounts payable due to affiliates	1,111,000	840,000
Derivative financial instruments	819,000	453,000
Identified intangible liabilities, net	623,000	502,000
Security deposits, prepaid rent and other liabilities	10,950,000	3,352,000

Total liabilities	101,672,000	78,634,000

Commitments and contingencies

Equity:
Stockholders’ equity:
Preferred stock, $0.01 par value; 200,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.01 par value; 1,000,000,000 shares authorized; 48,869,669 and 15,452,668 shares issued and outstanding as of December 31, 2011 and 2010, respectively	489,000	154,000
Additional paid-in capital	435,252,000	137,657,000
Accumulated deficit	(38,384,000)	(12,571,000)

Total stockholders’ equity	397,357,000	125,240,000
Noncontrolling interests	123,000	122,000

Total equity	397,480,000	125,362,000

Total liabilities and equity	$499,152,000	$203,996,000

GRIFFIN-AMERICAN HEALTHCARE REIT II, INC.

(FORMERLY KNOWN AS GRUBB & ELLIS HEALTHCARE REIT II, INC.)

CONSOLIDATED STATEMENTS OF OPERATIONS

For the Years Ended December 31, 2011 and 2010 and

For the Period from January 7, 2009 (Date of Inception) through December 31, 2009

	September 30,	September 30,	September 30,
	Years Ended December 31,		Period from January 7, 2009 (Date of Inception) through
	2011	2010	December 31, 2009

Revenue:
Rental income	$40,457,000	$8,682,000	$—

Expenses:
Rental expenses	8,330,000	2,201,000	—
General and administrative	5,992,000	1,670,000	268,000
Acquisition related expenses	10,389,000	7,099,000	18,000
Depreciation and amortization	14,826,000	3,591,000	—

Total expenses	39,537,000	14,561,000	286,000

Income (loss) from operations	920,000	(5,879,000)	(286,000)
Other income (expense):
Interest expense (including amortization of deferred financing costs and debt discount and premium):
Interest expense	(6,345,000)	(1,416,000)	—
Loss in fair value of derivative financial instruments	(366,000)	(143,000)	—
Interest income	17,000	15,000	4,000

Net loss	(5,774,000)	(7,423,000)	(282,000)

Less: Net (income) loss attributable to noncontrolling interests	(2,000)	(1,000)	1,000

Net loss attributable to controlling interest	$(5,776,000)	$(7,424,000)	$(281,000)

Net loss per common share attributable to controlling interest — basic and diluted	$(0.19)	$(0.99)	$(1.51)

Weighted average number of common shares outstanding — basic and diluted	30,808,725	7,471,184	186,330

GRIFFIN-AMERICAN HEALTHCARE REIT II, INC.

(FORMERLY KNOWN AS GRUBB & ELLIS HEALTHCARE REIT II, INC.)

NET OPERATING INCOME RECONCILIATION

For the Years Ended December 31, 2011 and 2010 and

For the Period from January 7, 2009 (Date of Inception) through December 31, 2009

Net operating income is a financial measure that does not conform to accounting principles generally accepted in the United States of America, or GAAP, or a non-GAAP measure. It is defined as net income (loss), computed in accordance with GAAP, generated from properties before general and administrative expenses, acquisition related expenses, depreciation and amortization, interest expense and interest income. The company believes that net operating income is useful for investors as it provides an accurate measure of the operating performance of its operating assets because net operating income excludes certain items that are not associated with the management of the properties. Additionally, the company believes that net operating income is a widely accepted measure of comparative operating performance in the real estate community. However, the company’s use of the term net operating income may not be comparable to that of other real estate companies as they may have different methodologies for computing this amount.

The following is a reconciliation of net loss, which is the most directly comparable GAAP financial measure, to net operating income for the years ended December 31, 2011 and 2010 and for the period from January 7, 2009 (Date of Inception) through December 31, 2009:

	September 30,	September 30,	September 30,
	Years Ended December 31,		Period from January 7, 2009 (Date of Inception) through
	2011	2010	December 31, 2009

Net loss	$(5,774,000)	$(7,423,000)	$(282,000)
Add:
General and administrative	5,992,000	1,670,000	268,000
Acquisition related expenses	10,389,000	7,099,000	18,000
Depreciation and amortization	14,826,000	3,591,000	—
Interest expense	6,711,000	1,559,000	—
Less:
Interest income	(17,000)	(15,000)	(4,000)

Net operating income	$32,127,000	$6,481,000	$—

GRIFFIN-AMERICAN HEALTHCARE REIT II, INC.

(FORMERLY KNOWN AS GRUBB & ELLIS HEALTHCARE REIT II, INC.)

FFO AND MFFO RECONCILIATION

For the Years Ended December 31, 2011 and 2010 and

For the Period from January 7, 2009 (Date of Inception) through December 31, 2009

Due to certain unique operating characteristics of real estate companies, the National Association of Real Estate Investment Trusts, or NAREIT, an industry trade group, has promulgated a measure known as FFO, which we believe to be an appropriate supplemental measure to reflect the operating performance of a REIT. The use of FFO is recommended by the REIT industry as a supplemental performance measure. FFO is not equivalent to our net income (loss) as determined under GAAP.

We define FFO, a non-GAAP measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, as revised in February 2004, or the White Paper. The White Paper defines FFO as net income (loss) computed in accordance with GAAP, excluding gains or losses from sales of property and asset impairment writedowns, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO. Our FFO calculation complies with NAREIT’s policy described above.

The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, which implies that the value of real estate assets diminishes predictably over time, which is the case if such assets are not adequately maintained or repaired and renovated as required by relevant circumstances and/or as requested or required by lessees for operational purposes in order to maintain the value disclosed. We believe that, since real estate values historically rise and fall with market conditions, including inflation, interest rates, the business cycle, unemployment and consumer spending, presentations of operating results for a REIT using historical accounting for depreciation may be less informative. In addition, we believe it is appropriate to disregard impairment charges, as this is a fair value adjustment that is largely based on market fluctuations and assessments regarding general market conditions which can change over time. An asset will only be evaluated for impairment if certain impairment indications exist, and if the carrying, or book value, exceeds the total estimated undiscounted future cash flows (including net rental and lease revenues, net proceeds on the sale of the property, and any other ancillary cash flows at a property or group level under GAAP) from such asset an impairment charge would be recognized. Testing for impairment charges is a continuous process and is analyzed on a quarterly basis. Investors should note, however, that determinations of whether impairment charges have been incurred are based partly on anticipated operating performance, because estimated undiscounted future cash flows from a property, including estimated future net rental and lease revenues, net proceeds on the sale of the property, and certain other ancillary cash flows, are taken into account in determining whether an impairment charge has been incurred. While impairment charges are excluded from the calculation of FFO as described above, investors are cautioned that due to the fact that impairments are based on estimated future undiscounted cash flows and that we intend to have a relatively limited term of our operations, it could be difficult to recover any impairment charges through the eventual sale of the property.

Historical accounting for real estate involves the use of GAAP. Any other method of accounting for real estate such as the fair value method cannot be construed to be any more accurate or relevant than the comparable methodologies of real estate valuation found in GAAP. Nevertheless, we believe that the use of FFO, which excludes the impact of real estate related depreciation and amortization and impairments, provides a more complete understanding of our performance to investors and to our management, and when compared year over year, reflects the impact on our operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses, and interest costs, which may not be immediately apparent from net income (loss).

However, FFO and modified funds from operations, or MFFO, as described below, should not be construed to be more relevant or accurate than the current GAAP methodology in calculating net income (loss) or in its applicability in evaluating our operating performance. The method utilized to evaluate the value and performance of real estate under GAAP should be construed as a more relevant measure of operational performance and considered more prominently than the non-GAAP FFO and MFFO measures and the adjustments to GAAP in calculating FFO and MFFO.

Changes in the accounting and reporting rules under GAAP that were put into effect and other changes to GAAP accounting for real estate subsequent to the establishment of NAREIT’s definition of FFO have prompted an increase in cash-settled expenses, specifically acquisition fees and expenses, as items that are expensed as operating expenses under GAAP. We believe these fees and expenses do not affect our overall long-term operating performance. Publicly registered, non-listed

REITs typically have a significant amount of acquisition activity and are substantially more dynamic during their initial years of investment and operation. While other start up entities may also experience significant acquisition activity during their initial years, we believe that publicly registered, non-listed REITs are unique in that they have a limited life with targeted exit strategies within a relatively limited time frame after the acquisition activity ceases. As disclosed in the prospectus for our offering, we will use the proceeds raised in our offering to acquire properties, and we intend to begin the process of achieving a liquidity event (i.e., listing of our shares of common stock on a national securities exchange, a merger or sale, the sale of all or substantially all of our assets, or another similar transaction) within five years after the completion of our offering stage, which is generally comparable to other publicly registered, non-traded REITs. Thus, we do not intend to continuously purchase assets and intend to have a limited life. Due to the above factors and other unique features of publicly registered, non-listed REITs, the Investment Program Association, or the IPA, an industry trade group, has standardized a measure known as MFFO, which the IPA has recommended as a supplemental measure for publicly registered, non-listed REITs and which we believe to be another appropriate supplemental measure to reflect the operating performance of a publicly registered, non-listed REIT having the characteristics described above. MFFO is not equivalent to our net income (loss) as determined under GAAP, and MFFO may not be a useful measure of the impact of long-term operating performance on value if we do not continue to operate with a limited life and targeted exit strategy, as currently intended. We believe that, because MFFO excludes acquisition fees and expenses that affect our operations only in periods in which properties are acquired and that we consider more reflective of investing activities, as well as other non-operating items included in FFO, MFFO can provide, on a going forward basis, an indication of the sustainability (that is, the capacity to continue to be maintained) of our operating performance after the period in which we are acquiring our properties and once our portfolio is in place. By providing MFFO, we believe we are presenting useful information that assists investors and analysts to better assess the sustainability of our operating performance after our offering has been completed and our properties have been acquired. We also believe that MFFO is a recognized measure of sustainable operating performance by the publicly registered, non-listed REIT industry. Further, we believe MFFO is useful in comparing the sustainability of our operating performance after our offering and acquisitions are completed with the sustainability of the operating performance of other real estate companies that are not as involved in acquisition activities. Investors are cautioned that MFFO should only be used to assess the sustainability of our operating performance after our offering has been completed and properties have been acquired, as it excludes acquisition fees and expenses that have a negative effect on our operating performance during the periods in which properties are acquired.

We define MFFO, a non-GAAP measure, consistent with the IPA’s Guideline 2010-01, Supplemental Performance Measure for Publicly Registered, Non-Listed REITs: Modified Funds from Operations, or the Practice Guideline, issued by the IPA in November 2010. The Practice Guideline defines MFFO as FFO further adjusted for the following items included in the determination of GAAP net income (loss): acquisition fees and expenses; amounts relating to deferred rent receivables and amortization of above and below market leases and liabilities (which are adjusted in order to reflect such payments from a GAAP accrual basis to closer to an expected to be received cash basis of disclosing the rent and lease payments); accretion of discounts and amortization of premiums on debt investments; mark-to-market adjustments included in net income (loss); gains or losses included in net income (loss) from the extinguishment or sale of debt, hedges, foreign exchange, derivatives or securities holdings where trading of such holdings is not a fundamental attribute of the business plan, unrealized gains or losses resulting from consolidation from, or deconsolidation to, equity accounting, and after adjustments for consolidated and unconsolidated partnerships and joint ventures, with such adjustments calculated to reflect MFFO on the same basis. The accretion of discounts and amortization of premiums on debt investments, unrealized gains and losses on hedges, foreign exchange, derivatives or securities holdings, unrealized gains and losses resulting from consolidations, as well as other listed cash flow adjustments are adjustments made to net income (loss) in calculating cash flows from operations and, in some cases, reflect gains or losses which are unrealized and may not ultimately be realized. We are responsible for managing interest rate, hedge and foreign exchange risk, and we do not rely on another party to manage such risk. Inasmuch as interest rate hedges are not a fundamental part of our operations, we believe it is appropriate to exclude such gains and losses in calculating MFFO, as such gains and losses are based on market fluctuations and may not be directly related or attributable to our operations.

Our MFFO calculation complies with the IPA’s Practice Guideline described above. In calculating MFFO, we exclude acquisition related expenses, amortization of above and below market leases, fair value adjustments of derivative financial instruments, gains or losses from the extinguishment of debt, change in deferred rent receivables and the adjustments of such items related to noncontrolling interests. The other adjustments included in the IPA’s Practice Guideline are not applicable to us for the years ended December 31, 2011 and 2010 and for the period from January 7, 2009 (Date of Inception) through

December 31, 2009. Acquisition fees and expenses are paid in cash by us, and we have not set aside or put into escrow any specific amount of proceeds from our offering to be used to fund acquisition fees and expenses. We do not intend to fund acquisition fees and expenses in the future from operating revenues and cash flows, nor from the sale of properties and subsequent re-deployment of capital and concurrent incurring of acquisition fees and expenses. Acquisition fees and expenses include payments to our former advisor, our advisor entities or their affiliates and third parties. Acquisition related expenses under GAAP are considered operating expenses and as expenses included in the determination of net income (loss) and income (loss) from continuing operations, both of which are performance measures under GAAP. All paid and accrued acquisition fees and expenses will have negative effects on returns to investors, the potential for future distributions, and cash flows generated by us, unless earnings from operations or net sales proceeds from the disposition of other properties are generated to cover the purchase price of the property, these fees and expenses and other costs related to such property. In the future, if we are not able to raise additional proceeds from our offering, this could result in us paying acquisition fees or reimbursing acquisition expenses due to our former advisor, our advisor entities and their affiliates, or a portion thereof, with net proceeds from borrowed funds, operational earnings or cash flows, net proceeds from the sale of properties, or ancillary cash flows. As a result, the amount of proceeds available for investment and operations would be reduced, or we may incur additional interest expense as a result of borrowed funds. Nevertheless, our former advisor, our advisor entities or their affiliates will not accrue any claim on our assets if acquisition fees and expenses are not paid from the proceeds of our offering.

Further, under GAAP, certain contemplated non-cash fair value and other non-cash adjustments are considered operating non-cash adjustments to net income (loss) in determining cash flows from operations. In addition, we view fair value adjustments of derivatives and gains and losses from dispositions of assets as items which are unrealized and may not ultimately be realized or as items which are not reflective of on-going operations and are therefore typically adjusted for when assessing operating performance.

We use MFFO and the adjustments used to calculate it in order to evaluate our performance against other publicly registered, non-listed REITs which intend to have limited lives with short and defined acquisition periods and targeted exit strategies shortly thereafter. As noted above, MFFO may not be a useful measure of the impact of long-term operating performance if we do not continue to operate in this manner. We believe that our use of MFFO and the adjustments used to calculate it allow us to present our performance in a manner that reflects certain characteristics that are unique to publicly registered, non-listed REITs, such as their limited life, limited and defined acquisition period and targeted exit strategy, and hence that the use of such measures may be useful to investors. For example, acquisition fees and expenses are intended to be funded from the proceeds of our offering and other financing sources and not from operations. By excluding expensed acquisition fees and expenses, the use of MFFO provides information consistent with management’s analysis of the operating performance of the properties. Additionally, fair value adjustments, which are based on the impact of current market fluctuations and underlying assessments of general market conditions, but can also result from operational factors such as rental and occupancy rates, may not be directly related or attributable to our current operating performance. By excluding such charges that may reflect anticipated and unrealized gains or losses, we believe MFFO provides useful supplemental information.

Presentation of this information is intended to provide useful information to investors as they compare the operating performance of different REITs, although it should be noted that not all REITs calculate FFO and MFFO the same way, so comparisons with other REITs may not be meaningful. Furthermore, FFO and MFFO are not necessarily indicative of cash flow available to fund cash needs and should not be considered as an alternative to net income (loss) or income (loss) from continuing operations as an indication of our performance, as an alternative to cash flows from operations, which is an indication of our liquidity, or indicative of funds available to fund our cash needs including our ability to make distributions to our stockholders. FFO and MFFO should be reviewed in conjunction with other measurements as an indication of our performance. MFFO has limitations as a performance measure in an offering such as ours where the price of a share of common stock is a stated value and there is no net asset value determination during the offering stage and for a period thereafter. MFFO may be useful in assisting management and investors in assessing the sustainability of operating performance in future operating periods, and in particular, after the offering and acquisition stages are complete and net asset value is disclosed. FFO and MFFO are not useful measures in evaluating net asset value because impairments are taken into account in determining net asset value but not in determining FFO and MFFO.

Neither the SEC, NAREIT nor any other regulatory body has passed judgment on the acceptability of the adjustments that we use to calculate FFO or MFFO. In the future, the SEC, NAREIT or another regulatory body may decide to standardize the allowable adjustments across the publicly registered, non-listed REIT industry and we would have to adjust our calculation and characterization of FFO or MFFO.

The following is a reconciliation of net loss, which is the most directly comparable GAAP financial measure, to FFO and MFFO for the years ended December 31, 2011 and 2010 and for the period from January 7, 2009 (Date of Inception) through December 31, 2009:

	September 30,	September 30,	September 30,
			Period from
			January 7, 2009
	Years Ended		(Date of Inception)
	December 31,		through
	2011	2010	December 31, 2009

Net loss	$(5,774,000)	$(7,423,000)	$(282,000)
Add:
Depreciation and amortization — consolidated properties	14,826,000	3,591,000	—
Less:
Net (income) loss attributable to noncontrolling interests	(2,000)	(1,000)	1,000
Depreciation and amortization related to noncontrolling interests	(10,000)	(4,000)	—

FFO	$9,040,000	$(3,837,000)	$(281,000)

Add:
Acquisition related expenses(a)	$10,389,000	$7,099,000	$18,000
Amortization of above and below market leases(b)	298,000	79,000	—
Loss in fair value of derivative financial instruments(c)	366,000	143,000	—
Loss on extinguishment of debt(d)	44,000	—	—
Change in deferred rent receivables related to noncontrolling interests(e)	2,000	1,000	—
Less:
Change in deferred rent receivables(e)	(2,562,000)	(576,000)	—

MFFO	$17,577,000	$2,909,000	$(263,000)

Weighted average common shares outstanding — basic and diluted	30,808,725	7,471,184	186,330

Net loss per common share — basic and diluted	$(0.19)	$(0.99)	$(1.51)

FFO per common share — basic and diluted	$0.29	$(0.51)	$(1.51)

MFFO per common share — basic and diluted	$0.57	$0.39	$(1.41)

(a)

In evaluating investments in real estate, we differentiate the costs to acquire the investment from the operations derived from the investment. Such information would be comparable only for publicly registered, non-listed REITs that have completed their acquisition activity and have other similar operating characteristics. By excluding expensed acquisition related expenses, we believe MFFO provides useful supplemental information that is comparable for each type of real estate investment and is consistent with management’s analysis of the investing and operating performance of our properties. Acquisition fees and expenses include payments to our former advisor, our advisor entities or their affiliates and third parties. Acquisition related expenses under GAAP are considered operating expenses and as expenses included in the determination of net income (loss) and income (loss) from continuing operations, both of which are performance measures under GAAP. All paid and accrued acquisition fees and expenses will have negative effects on returns to investors, the potential for future distributions, and cash flows generated by us, unless earnings from operations or net sales proceeds from the disposition of other properties are generated to cover the purchase price of the property, these fees and expenses and other costs related to such property.

(b)

Under GAAP, above and below market leases are assumed to diminish predictably in value over time and amortized, similar to depreciation and amortization of other real estate related assets that are excluded from FFO. However, because real estate values and market lease rates historically rise or fall with market conditions, including inflation, interest rates, the business cycle, unemployment and consumer spending, we believe that by excluding charges relating to the amortization of above and below market leases, MFFO may provide useful supplemental information on the performance of the real estate.

(c)

Under GAAP, we are required to record our derivative financial instruments at fair value at each reporting period. We believe that adjusting for the change in fair value of our derivative financial instruments is appropriate because such adjustments may not be reflective of on-going operations and reflect unrealized impacts on value based only on then current market conditions, although they may be based upon general market conditions. The need to reflect the change in fair value of our derivative financial instruments is a continuous process and is analyzed on a quarterly basis in accordance with GAAP.

(d)	We believe that adjusting for the gain or loss on extinguishment of debt provides useful information because such gain or loss on extinguishment of debt may not be reflective of on-going operations.

(e)

Under GAAP, rental revenue is recognized on a straight-line basis over the terms of the related lease (including rent holidays). This may result in income recognition that is significantly different than the underlying contract terms. By adjusting for the change in deferred rent receivables, MFFO may provide useful supplemental information on the realized economic impact of lease terms, providing insight on the expected contractual cash flows of such lease terms, and aligns results with our analysis of operating performance.

About Griffin-American Healthcare REIT II, Inc. (formerly known as Grubb & Ellis Healthcare REIT II)

Griffin-American Healthcare REIT II, Inc. is a real estate investment trust that seeks to preserve, protect and return investors’ capital contributions, pay regular cash distributions, and realize growth in the value of its investments upon the ultimate sale of such investments. The REIT is co-sponsored by American Healthcare Investors LLC and Griffin Capital Corporation. Griffin Capital Securities, Inc., member FINRA/SIPC, is the dealer manager for the offering. Griffin-American Healthcare REIT II currently owns in excess of $630 million in assets, based on purchase price, and is seeking to raise up to approximately $3.0 billion in equity and to acquire a diversified portfolio of real estate assets, focusing primarily on medical office buildings, skilled nursing facilities, hospitals, and assisted living facilities. For more information regarding Griffin-American Healthcare REIT II, please visit www.HealthcareREIT2.com.

* * *

This release contains certain forward-looking statements with respect to the success of our company, whether we will be able to maintain our current distribution rate, whether we can continue to improve our net operating income and modified funds of operations, whether we can maintain the financial results experienced in the year ended December 31, 2011, and whether we can continue to raise more equity each quarter in our initial public offering and deploy it efficiently by acquiring immediately accretive assets. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to, the following: our strength and financial condition and uncertainties relating to the financial strength of our current and future real estate investments; uncertainties relating to our ability to continue to maintain the current coverage of our investor distributions; uncertainties regarding the ability of our new co-sponsors to raise significant capital on our behalf and to successfully deploy it; uncertainties relating to the local economies where our real estate investments are located; uncertainties relating to changes in general economic and real estate conditions; uncertainties regarding changes in the healthcare industry; uncertainties relating to the implementation of recent healthcare legislation; the uncertainties relating to the implementation of our real estate investment strategy; and other risk factors as outlined in the company’s prospectus, as amended from time to time, and as detailed from time to time in our periodic reports, as filed with the U.S. Securities and Exchange Commission. Forward-looking statements in this document speak only as of the date on which such statements were made, and undue reliance should not be placed on such statements. We undertake no obligation to update any such statements that may become untrue because of subsequent events.

THIS IS NEITHER AN OFFER TO SELL NOR AN OFFER TO BUY ANY SECURITIES DESCRIBED HEREIN. OFFERINGS ARE MADE ONLY BY MEANS OF A PROSPECTUS.

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